 Exhibit 99.1

F & M Bank Corp.---News
ANNOUNCES DIVIDEND

TIMBERVILLE, VA—April 18, 2017—F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces its recently declared first quarter dividend.

Dean Withers, President and CEO, commented “On April 17, 2017, our Board of Directors declared a first quarter dividend of $0.22 per share. Based on our most recent trade price of $27.50 per share, this dividend constitutes a 3.20% yield on an annualized basis. The dividend will be paid on May 15, 2017, to shareholders of record as of May 1, 2017.”

F & M Bank Corp. is an independent, locally-owned, financial holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank’s thirteen banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through a loan production office located in Penn Laird, VA and through its subsidiaries, VBS Mortgage and VSTitle, both of which are located in Harrisonburg, VA. Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

SOURCE: F & M Bank Corp.
CONTACT: Neil Hayslett, EVP/Chief Administrative Officer
540-896-8941 or NHayslett@FMBankVA.com